Federal Home Loan Bank of Des Moines
announcement

November 13, 2013

FHLB Des Moines Releases 2013 Director Election Results

On November 12, 2013, the Board of Directors of FHLB Des Moines certified the results of the 2013 Member Director Election. We are pleased to announce the election results for director terms commencing January 1, 2014.

Member Director Election Results

Iowa - 1 seat available

Number of institutions eligible to vote:	363
Number of institutions who voted:	212
Total eligible votes per candidate:	2,825,803

Total Votes	Kevin J. Swalley, CEO/Chairman	Elected – 4 year term
895,852	GNB Bank	01/01/14 – 12/31/17
529 G. Avenue
Grundy Center, IA 50638

Total Votes	David R. Milligan, Director
397,429	West Bank
1601 22nd Street
West Des Moines, IA 50266

Total Votes	William M. Tank, EVP & Chief Credit Officer
358,699	Quad City Bank & Trust Company
2118 Middle Road
Bettendorf, IA 52722

Total Votes	Scott Zahnle, President & CEO
155,688	Greater Iowa Credit Union
801 Lincoln Way
Ames, IA 50010

Total Votes	Brad W. Kirkpatrick, Director
59,398	Central State Bank
109 W. Main Street
State Center, IA 50247

Missouri - 2 seats available

Number of institutions eligible to vote:	327
Number of institutions who voted:	127
Total eligible votes per candidate:	1,775,132

Total Votes	Dale E. Oberkfell, EVP & CFO	Elected – 4 year term
669,601	Midwest BankCentre	01/01/14 – 12/31/17
2191 Lemay Ferry Road
St. Louis, MO 63125

Total Votes	Joseph C. Stewart III, CEO	Elected – 4 year term
661,699	Bank Star	01/01/14 – 12/31/17
1999 W. Osage Street
Pacific, MO 63069

Total Votes	Greg M. Quarles, President & CEO
128,638	H&R Block Bank
One H&R Block Way
Kansas City, MO 64105